UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2019, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), and Texas Car-Mart, Inc., a Texas corporation (“TCM”), entered into the Third Amended and Restated Loan and Security Agreement (the “Agreement”), dated as of September 30, 2019, by and among the Company, Colonial, ACM, TCM and a group of lenders. The Agreement replaces the Company’s Second Amended and Restated Loan and Security Agreement, dated as of December 12, 2016, as most recently amended on December 3, 2018 (the “Existing Loan Agreement”).

Under the Agreement, BMO Harris Bank, N.A. replaces Bank of America, N.A. as agent, lead arranger and book manager. Wells Fargo Bank, N.A. also joins the group of lenders. The lending group includes BMO Harris Bank, N.A. ($71 million commitment), Wells Fargo Bank, N.A. ($30 million commitment), BOKF, NA d/b/a Bank of Arkansas ($50 million commitment, up from $44 million), First Tennessee Bank, N.A. ($40 million commitment, up from $30 million), Arvest Bank ($30 million commitment, up from $25 million), and Commerce Bank ($20 million commitment, unchanged).

The Agreement also extends the term of the Company’s revolving credit facilities to September 30, 2022 and increases the total permitted borrowings from $215 million to $241 million, including an increase in the Colonial revolving line of credit from $205 million to $231 million. The ACM-TCM revolving line of credit commitment remains the same at $10 million. The Agreement also increases the accordion feature from $50 million to $100 million.

There were no prepayment penalties in connection with the payment of the balance owed under the Existing Loan Agreement.

The revolving credit facilities under the Agreement are collateralized primarily by finance receivables and inventory, are cross collateralized and contain a guarantee by the Company. However, in connection with the Agreement, the Company also granted a security interest in the equity ownership interests of its subsidiaries.

Interest under the Agreement continues to be payable monthly, with the applicable interest rate determined according to four pricing tiers based on the Company’s consolidated leverage ratio for the preceding fiscal quarter. The pricing tiers remain the same as in the Existing Loan Agreement. The current applicable interest rate under the credit facilities is generally LIBOR plus 2.35%.

The Agreement contains various reporting and performance covenants including (i) maintenance of certain financial ratios and tests, (ii) limitations on borrowings from other sources, (iii) restrictions on certain operating activities and (iv) limitations on the payment of dividends or distributions. The distribution limitations under the Agreement are similar to the distribution limitations under the Existing Loan Agreement and allow the Company to repurchase the Company’s stock so long as either: (a) the aggregate amount of such repurchases after September 30, 2019 does not exceed $50 million, net of proceeds received from the exercise of stock options, and the total availability under the credit facilities is equal to or greater than 20% of the sum of the borrowing bases, in each case after giving effect to such repurchases (repurchases under this item are excluded from fixed charges for covenant calculations), or (b) the aggregate amount of such repurchases does not exceed 75% of the consolidated net income of the Company measured on a trailing twelve month basis; provided that immediately before and after giving effect to the stock repurchases, at least 12.5% of the aggregate funds committed under the credit facilities remain available.

The Agreement contains customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including but not limited to the failure to make timely payments under the Agreement, the failure to satisfy covenants, a change in control of the Company’s management or its subsidiaries, specified events of bankruptcy or insolvency, and certain consumer regulatory actions against the Company or its subsidiaries. The Company has guaranteed the obligations of its subsidiaries under the Agreement. In addition, any obligations of its subsidiaries to the Company and to its other subsidiaries are subordinated to the obligations under the Agreement.

The descriptions above are summaries and are qualified in their entirety by the Agreement, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2019, the Company issued a press release announcing that it had entered into the Agreement set forth under Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Third Amended and Restated Loan and Security Agreement dated September 30, 2019, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager

99.1	Press release announcing Third Amended and Restated Loan and Security Agreement dated September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: October 1, 2019	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)